Exhibit 16.1

Deloitte.
                                                        Deloitte & Touche LLP
                                                        Suite 3900
                                                        111 SW Fifth Avenue
                                                        Portland, OR 97204-3642
                                                        USA

                                                        Tel: +1 503 222 1341
                                                        Fax: +1 503 224 2172
                                                        www.deloitte.com

April 29, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dar Sirs/Madams:

We have read Item 4 of microHelix, Inc.'s Form 8-K dated April 29, 2004, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

DELOITTE & Touche LLP


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